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                                                                  Exhibit 10.7.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of September 1, 1997, by and among SILICON VALLEY BANK, a California-chartered bank ("Bank") with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Central Plaza, 11300 Rockville Pike, Suite 701, Rockville, Maryland 20852, doing business under the name "Silicon Valley East" ("Bank") and SKY ALLAND RESEARCH, INC., a Maryland corporation ("Sky Alland"), MARCOM HOLDINGS, INC., a Maryland corporation and THE DATA GROUP II, INC., a Maryland corporation (each a "Borrower" and collectively, the "Borrowers").

                                    RECITALS.

         A. Borrowers and Bank have entered into that certain Loan and Security Agreement dated February 14, 1997 (the "Loan Agreement"), pursuant to which Bank has agreed to establish a Committed Equipment Line in favor of Borrowers in the maximum principal amount of $750,000.

         B. Borrowers have requested that Bank increase the maximum principal amount available under the Committed Equipment Line available to purchase software from One Hundred Fifty Thousand and No/100 Dollars ($150,000) to Two Hundred Fifty Thousand and No/100 Dollars ($250,000) and Bank has agreed on the condition, among others, that this Agreement be executed and delivered by Borrowers to Bank.


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         C. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Bank do hereby agree as follows:

         1. RECITALS. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

         2. EQUIPMENT LINE. Section 2.1.3(c) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

                  (c) To evidence the Equipment Advance or Equipment Advances, Borrowers shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the Eligible Equipment to be purchased. The Equipment Advances shall be used only to purchase Eligible Equipment and shall not exceed eighty percent (80%) of the invoice amount of such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense, and further provided that Eligible Equipment which is used shall not constitute more than Fifty Thousand Dollars ($50,000) of the aggregate amount of all Equipment Advances. Software may, however, constitute up to Two Hundred and Fifty Thousand Dollars ($250,000) of aggregate Equipment Advances. Each Equipment Advance must be in a minimum amount of Ten Thousand Dollars ($10,000).

         3. CONDITIONS PRECEDENT. This Agreement shall become effective on the date Bank receives the following documents, each of which shall be satisfactory in form and substance to Bank:


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                  (a) Proof that Borrowers have paid all costs and expenses to
Bank in connection with this Agreement, including but not limited to Bank's reasonable attorneys fees; and

                  (b) Such other information, instruments, opinions, documents, certificates and reports as Bank may deem necessary.

         4. REPRESENTATIONS. Borrowers hereby confirm that the covenants set forth in Section 5 of the Loan Agreement as hereby amended, are true and correct as of the date hereof, and that no Event of Default has occurred or is continuing immediately prior to or upon the execution of this Agreement.

         5. COUNTERPARTS. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

         6. LOAN DOCUMENTS; GOVERNING LAW; ETC. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the State of Maryland. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

         7. ACKNOWLEDGMENTS. Borrowers hereby confirm to Bank the enforceability and validity of each of the Loan Documents. In addition, Borrowers hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the joint and several liability and obligations of Borrowers under the terms of any of the


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Loan Documents, except as otherwise specifically set forth in this Agreement.
Borrowers issue, ratify and confirm the representations, warranties and covenants contained in the Loan Documents.

         8. MODIFICATIONS. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WITNESS OR ATTEST:                          SKY ALLAND RESEARCH, INC.

/s/ Cynthia M.                      By: /s/ Robert W. Gross      (SEAL)
------------------------------         --------------------------
                                       Name: Robert W. Gross
                                       Title: Chief Financial Officer


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WITNESS OR ATTEST:                          MARCOM HOLDINGS, INC.

/s/ Cynthia M.                      By: /s/ Richard T. Hebert    (SEAL)
------------------------------         --------------------------
                                      Name: Richard T. Hebert
                                      Title: Chief Executive Officer

WITNESS OR ATTEST:                          THE DATA GROUP II, INC.

/s/ Cynthia M.                      By: /s/ Richard T. Hebert    (SEAL)
------------------------------         --------------------------
                                      Name: Richard T. Hebert
                                      Title: Chief Executive Officer

                               SILICON VALLEY BANK, doing business as
                               SILICON VALLEY EAST

                                    By: /s/ Pete McDonald
                                       --------------------------
                                           Pete McDonald
                                           Assistant Vice President



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